UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2017

PARK PLACE ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Ross Ave., Suite 4500E, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	214-220-4340

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Park Place Energy Inc. (the “Company” or “Park Place”) announced that on July 17, 2017, Scott C. Larsen resigned as a Director from the Board of Directors. Mr. Larsen resigned as a director due to compensation issues under the contract pursuant to which Mr. Larsen had been engaged as President and CEO of the Company. In addition, on that same date, the following officers resigned their positions: Scott C. Larsen resigned as President and Chief Executive Officer, Chas Michel resigned as Chief Financial Officer, David Campbell resigned as Vice President-Exploration and Francis M. Munchinski resigned as Corporate Secretary and Treasurer. Each of these officers also resigned from all capacities including their respective positions as officers and directors of the Park Place subsidiaries.

On July 20, 2017, the Board of Directors of Park Place appointed Dr. Arthur Halleran to serve as President and Chief Executive Officer, Ijaz Khan to serve as Secretary/Treasurer and David Thompson as Chief Financial Officer.

Dr. Halleran, the Company’s new President and Chief Executive Officer, has Ph.D. Geology from the University of Calgary; he has 37 years of international petroleum exploration experience. His international experience includes working on project in Canada, Colombia, Egypt, India, Guinea, Sierra Leone, Sudan, Suriname, Chile, Brazil, Pakistan, Peru, Tunisia, Trinidad Tobago, Argentina, Ecuador and Guyana. Dr. Halleran’s experience includes work with Petro-Canada, Chevron, Rally Energy and Canacol Energy. In 2007, Dr. Halleran founded Canacol Energy Ltd., a company with petroleum and natural gas exploration and development activities in Colombia, Brazil and Guyana, where he served as vice president of exploration. Previously, Dr. Halleran was a consulting geologist for Rally Energy Corp. (Egypt) which discovered prolific reservoirs in Egypt. Dr. Halleran has served as a director of Park Place Energy since 2011 and is familiar with the Company’s projects and operations. No compensation arrangement has been entered into with Dr. Halleran to date.

David M. Thompson, the Company’s new Chief Financial Officer has over 30 years financial experience in the oil and gas industry. He successfully founded an oil trading company in Bermuda with offices in the U.S. and Europe (Geneva, Moscow and Amsterdam). He was responsible for the company’s production operations in Turkmenistan and successfully raised over $100 million in equity. Mr. Thompson also negotiated the farm-out of a number of company assets. Mr. Thompson is Managing Director of AMS Limited; a Bermuda based Management Company. In the past he served as Founder, President and CEO of Sea Dragon Energy Inc., Chief Financial Officer of Aurado Energy, Chief Financial Officer of Forum Energy Corporation (OTC), Financial Director of Forum Energy Plc (AIM) and Senior Vice President at Larmag Group of Companies. Mr. Thompson is a CPA (1998). No compensation arrangement has been entered into with Mr. Thompson to date.

Ijaz Khan, the Company’s new Secretary/Treasurer was formerly general counsel for Kuwait Gulf Oil Company and Vice President, Special Projects for United Hydrocarbon International Corp. Mr. Khan holds a law degree from Seattle University School of Law and formerly practiced law with the law firm of Mussehl and Khan. Mr. Khan has extensive international experience in the oil and gas industry. No compensation arrangement has been entered into with Mr. Khan to date.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press Release dated July 31, 2017

*	Included herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY INC.

/s/ Ijaz Khan
Ijaz Khan
Secretary and Treasurer

Date:	July 31, 2017

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